Exhibit 99.1

CM SEVEN STAR ACQUISITION CORPORATION

PRO FORMA BALANCE SHEET

As of October 30, 2017

	As of	Pro Forma	Pro Forma
	October 30, 2017	Adjustments	Totals
Assets		(Unaudited)	(Unaudited)
Cash	$929,244	$-	$929,244
Unit Purchase Option subscription receivable	100	-	100
Total Current Assets	929,344	-	929,344

Cash held in Trust Account	180,000,000	26,362,930	206,362,930
Total assets	$180,929,344	$26,362,930	$207,292,184

Liabilities and Shareholders’ Equity
Offering cost payable	$66,072	$-	$66,072
Advance from Sponsor	578,507	-	578,507
Total current liabilities	644,579	-	644,579

Commitments
Ordinary shares subject to possible redemption, 17,528,476 shares and 20,164,769 shares at redemption value	175,284,760	26,362,930	201,647,690

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 6,121,524 shares issued
and outstanding, 6,158,323 shares as adjusted (excluding 17,528,476 shares, and 20,164,769 shares as adjusted, subject to possible redemption)	612	4	616
Additional paid-in capital	5,014,440	(4)	5,014,436
Accumulated deficit	(15,047)	-	(15,047)
Total shareholders’ equity	5,000,005	-	5,000,005

Total Liabilities and Shareholders’ Equity	$180,929,344	$26,362,930	$207,292,274